       1                                          Exhibit 12
                                                  Form 10-Q





                                AT&T Corp.
             Computation of Ratio of Earnings to Fixed Charges

                           (Dollars in Millions)
                                (Unaudited)

                                                  For the Three
                                                  Months Ended
                                                  March 31,1994

Earnings Before Income Taxes....................         $1,764

Less Interest Capitalized during the Period.....              7

Less Undistributed Earnings of Less than 50%
       Owned Affiliates..............................
11

Add Fixed Charges...............................            385

Total Earnings..................................         $2,131


Fixed Charges

Total Interest Expense Including Capitalized
  Interest......................................         $  291

Interest Portion of Rental Expense..............             94

    Total Fixed Charges.........................         $  385

Ratio of Earnings to Fixed Charges..............            5.5